PROSPECTUS SUPPLEMENT                                         File No. 333-83374
(To Prospectus Supplement and Prospectus                      Rule 424(b)(3)
dated April 1, 2002)
Prospectus number: 2243

                            Merrill Lynch & Co., Inc.

                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                                Fixed Rate Notes

Principal Amount:                  $30,000,000

CUSIP Number:                      59018YNN7

Interest Rate:                     5.207% per annum

Original Issue Date:               August 29, 2002

Stated Maturity Date:              August 29, 2012

Interest Payment Dates:            Each 29th of August and the final day of
                                   February, commencing on February 28, 2003, until maturity, subject to following business day convention.

Repayment at the Option
of the Holder:                     The Notes cannot be repaid prior to the
                                   Stated Maturity Date.

Redemption at the Option
of the Company:                    The Notes cannot be redeemed prior to the
                                   Stated Maturity Date.

Form:                              The Notes are being issued in fully
                                   registered book-entry form.

Trustee:                           JPMorgan Chase Bank

Dated:                             August 16, 2002